Exhibit 10.23

THOMAS PROPERTIES GROUP, INC.

[Form of]

2004 EQUITY INCENTIVE PLAN

INCENTIVE UNIT AWARD AGREEMENT

THIS INCENTIVE UNIT AWARD AGREEMENT (this “Agreement”), dated as of                     , is entered into between THOMAS PROPERTIES GROUP, INC., a Delaware corporation (the “Company”), and                      (“Grantee”). Capitalized terms used herein but not defined shall have the meanings assigned to those terms in the Thomas Properties Group, Inc. 2004 Equity Incentive Plan (the “Plan”).

1. Grant of Incentive Units. Pursuant to the Plan and the Partnership Agreement, the Company, in its capacity as the sole general partner of the Partnership, hereby causes the Partnership to issue to Grantee              incentive units in the Partnership (“Incentive Units”).

2. Date of Grant. The effective date of the grant of the Incentive Units is                      (“Date of Grant”).

3. Restrictions on Transfer. Incentive Units may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by Grantee unless and until they are converted into Operating Partnership Units (as defined in the Partnership Agreement) pursuant to the terms of the Partnership Agreement; provided, however, that Grantee’s interest in the Incentive Units may be transferred by will or the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of Incentive Units that is in violation of this Section 3 shall be null and void, and the other party to such purported transaction shall not obtain any rights to or interest in the Incentive Units.

4. Vesting of Incentive Units.

(a) Except as provided otherwise in this Agreement, the Incentive Units shall vest [on each of the first, second and third anniversaries] [on the third anniversary] of the Date of Grant[; provided, however, that if the Board determines that Grantee has satisfied the management objectives established the Board and attached as Appendix B hereto as of the second anniversary of the Date of Grant, the Incentive Units shall vest on the second anniversary of the Date of Grant].

5. Forfeiture of Incentive Units. Any unvested Incentive Units shall be forfeited if Grantee ceases for any reason to be employed by the Company or any Affiliate or Subsidiary at any time prior to such units vesting in accordance with Section 4 hereof, unless the Board determines to provide otherwise at the time of the cessation of Grantee’s employment. For the purposes of this Agreement, Grantee’s employment with the Company or an Affiliate or Subsidiary shall not be deemed to have been interrupted, and Grantee shall not be deemed to have ceased to be an employee of the Company or an Affiliate or Subsidiary, by reason of (i) the transfer of Grantee’s employment among the Company and its Affiliates and Subsidiaries, (ii) an approved leave of absence of not more than 90 days, or (iii) the period of any leave of absence required to be granted by the Company under any law, rule, regulation or contract applicable to Grantee’s employment with the Company or any Affiliate or Subsidiary.

6. Employment Rights. This Agreement shall not confer on Grantee any right with respect to the continuance of employment or other services with the Company or any Affiliate or Subsidiary. No provision of this Agreement shall limit in any way whatsoever any right that the Company or an Affiliate or Subsidiary may otherwise have to terminate the employment of Grantee at any time.

7. Communications. All notices, demands and other communications required or permitted hereunder or designated to be given with respect to the rights or interests covered by this Agreement shall be deemed to have been properly given or delivered when delivered personally or sent by certified or registered mail, return receipt requested, U.S. mail or reputable overnight carrier, with full postage prepaid and addressed to the parties as follows:

If to the Company, at:	ARCO Plaza
515 South Flower Street
Los Angeles, California 90071
Attention: Corporate Secretary

If to Grantee, at:	Grantee’s address provided by Grantee on the last page hereof

Either the Company or Grantee may change the above designated address by written notice to the other specifying such new address.

8. Interpretation. The interpretation and construction of this Agreement by the Board shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

9. Amendments. The Plan may be amended, suspended, or terminated and this Agreement may be amended by the Board for purposes of satisfying changes in the law or for any other lawful purpose, provided that (i) no such action shall adversely affect Grantee’s rights under this Agreement without Grantee’s consent, and (ii) all such amendments shall be in writing.

10. Integration. Notwithstanding anything in this Agreement to the contrary, this Agreement is subject to all of the terms and conditions set forth in the Plan and the Partnership Agreement, copies of which have been made available to Grantee and is available upon request to the Corporate Secretary at the address specified in Section 7 herein, and which are incorporated herein by reference. As such, this Agreement, the Plan and the Partnership Agreement embody the entire agreement and understanding of the Company and Grantee and supersede any prior understandings or agreements, whether written or oral, with respect to the grant of the Incentive Units.

11. Covenants, Representations and Warranties. Grantee hereby makes the covenants, representations and warranties as set forth in Appendix A attached hereto. All of such covenants, representations and warranties shall survive the execution and delivery of this Agreement by Grantee. Grantee shall immediately notify the Partnership upon discovering any of the representations and warranties set forth in Appendix A were false when made or have, as a result of changes in circumstances, become false.

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12. Severance. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.

13. Governing Law. This Agreement is made under, and shall be construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles thereof.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement is executed by a duly authorized representative of the Company on the day and year first above written.

THOMAS PROPERTIES GROUP, INC.

By:
Name:
Title:

The undersigned Grantee acknowledges receipt of an executed original of this Agreement and accepts the Incentive Units subject to the applicable terms and conditions of the Plan, the Partnership Agreement (copies of which have been provided to Grantee) and this Agreement.

Date:
Grantee

GRANTEE: Please complete/update the following information, as applicable.

Name:
Home Address:

Social Security Number:

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APPENDIX A

GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES

Grantee hereby represents, warrants and covenants as follows:

1. One or more of the following categories correctly describes the Grantee, and Grantee has so indicated by marking in the boxes beside the category or categories which so describe Grantee.

CHECK ALL BOXES THAT APPLY

☐	(a)	Grantee is an individual with a net worth (or net worth with his or her spouse) in excess of $1 million.

☐	(b)	Grantee is an individual with income (without including any income of Grantee’s spouse) in excess of $200,000, or joint income with Grantee’s spouse in excess of $300,000, in each of the two most recent years, and Grantee reasonably expects to reach the same income level in the current year.

☐	(c)	Grantee is a natural person who is a director or executive officer (as defined below) of the Partnership, the Company, an Affiliate and/or a Subsidiary. As used herein, “executive officer” shall mean the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Partnership, the Company, an Affiliate and/or a Subsidiary.

2. Grantee has had an opportunity to review the following documents (the “Background Documents”), as applicable:

(a) The Company’s latest annual report to stockholders;

(b) The Company’s proxy statement for its most recent Annual Meeting;

(c) The Company’s report on Form 10-K for the fiscal year most recently ended;

(d) The Company’s Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the report described in clause (c) above;

(e) Each of the Company’s current report(s) on Form 8-K, if any, filed since the end of the fiscal year most recently ended;

(f) The Partnership Agreement;

(g) The Plan; and

(h) The Company’s Certificate of Incorporation, as amended and restated through the date hereof.

Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of Grantee as a holder of Incentive Units shall not constitute an offer of Incentive Units until such determination of suitability shall be made.

3. Grantee hereby represents and warrants the following:

(a) Grantee either (i) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) by reason of his or her business and financial experience, together with the business and financial experience of those persons, if any, retained by Grantee to represent or advise him or her with respect to the grant to him or her of Incentive Units, the potential conversion of the Incentive Units into Operating Partnership Units and the potential redemption of such Operating Partnership Units for shares of common stock of the Company (“Common Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that he or she is capable of (A) evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (B) protecting his or her own interest or has engaged representatives or advisors to assist him or her in protecting his or her interests, and (C) bearing the economic risk of such investment.

(b) Grantee understands and acknowledges that (i) the award of Incentive Units under the Plan involves risks different from, and in certain circumstances substantially greater than those involved in, an award of a comparable number of Restricted Shares under the Plan, (ii) Grantee is responsible for consulting his or her own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which Grantee is or by reason of the award of Incentive Units may become subject, to his or her particular situation, (iii) Grantee has not received or relied upon business or tax advice from the Partnership, the Company, an Affiliate or a Subsidiary, or any of their respective employees, agents, consultants or advisors, (iv) Grantee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as Grantee believes to be necessary and appropriate to make an informed decision to accept this grant of Incentive Units, and (v) an investment in the Partnership and/or the Company involves substantial risks. Grantee has been given the opportunity to make a thorough investigation of matters relevant to the Incentive Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by Grantee to verify the accuracy of information conveyed to Grantee. Grantee confirms that all documents, records, and books pertaining to his or her receipt of Incentive Units which were requested by Grantee have been made available or delivered to Grantee. Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the Incentive Units. GRANTEE HAS RELIED UPON, AND IS MAKING HIS OR HER DECISION SOLELY UPON, THE BACKGROUND DOCUMENTS AND OTHER WRITTEN INFORMATION PROVIDED TO GRANTEE BY THE PARTNERSHIP OR THE COMPANY.

(c) The Incentive Units to be issued, the Operating Partnership Units issuable upon the conversion of the Incentive Units, if any, and any Common Shares issued in connection with the redemption of any such Operating Partnership Units, if any, will be acquired for the account of Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to Grantee’s right (subject to the terms of the Partnership Agreement, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her Incentive Units, Operating Partnership Units or Common Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.

(d) Grantee acknowledges that (i) neither the Incentive Units to be issued, nor the Operating Partnership Units issuable upon conversation of the Incentive Units, if any, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Incentive Units or Operating Partnership Units are represented by certificates, such certificates will bear a legend to such effect, (ii) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Grantee contained herein, (iii) such Incentive Units, or Operating Partnership Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (iv) there is no public market for such Incentive Units and Operating Partnership Units, and (v) neither the Partnership nor the Company has any obligation or intention to register such Incentive Units or the Operating Partnership Units issuable upon conversion of the Incentive Units, if any, under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Operating Partnership Units for Common Shares, if any, the Company currently intends to issue such Common Shares under the Partnership Agreement and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that Grantee is eligible to receive such Common Shares under the Partnership Agreement at the time of such issuance, the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Common Shares and such Form S-8 is effective at the time of the issuance of such Common Shares. Grantee hereby acknowledges that because of the restrictions on transfer or assignment of the Incentive Units issued hereunder and the Operating Partnership Units issuable upon the potential conversion of the Incentive Units, which are set forth in the Partnership Agreement, Grantee may have to bear the economic risk of his or her ownership of Incentive Units issued hereunder and the Operating Partnership Units issuable upon conversion of the Incentive Units for an indefinite period of time.

(e) Grantee has determined that Incentive Units are a suitable investment for Grantee.

(f) No representations or warranties have been made to Grantee by the Partnership, the Company, and Affiliate or a Subsidiary, or any officer, director, stockholder or agent of any of them, and the Grantee has received no information relating to an investment in the Partnership or the receipt of Incentive Units except for the information specified in Paragraph 2 of this Appendix.

4. The representations of Grantee as set forth above are true and complete to the best of the information and belief of Grantee, and the Partnership shall be notified promptly of any changes in the foregoing representations.

APPENDIX B

Management Objectives